SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2004

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MGM MIRAGE

(Exact name of Registrant as specified in its charter)

DELAWARE	0-16760	88-0215232
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)

(702) 693-7120
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(Registrant’s telephone number, including area code)

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(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

       On March 23, 2004, MGM MIRAGE, a Delaware corporation (the “Company”), sold, through a Rule 144A offering, $300 million of its 5.875% Senior Notes due 2014. The notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended, and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to use the net proceeds of this offering, approximately $294.2 million, excluding accrued interest, to repay a portion of the outstanding borrowings under its $1.5 billion revolving credit facility and for general corporate purposes. This notice does not constitute an offer to sell or the solicitation of an offer to buy the notes.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Dated: March 24, 2004	By:	/s/ Bryan Wright Bryan Wright Vice President, Assistant General Counsel and Assistant Secretary